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                                                                    EXHIBIT 3.31


                          CERTIFICATE OF INCORPORATION
                                       OF
                              T.C. MANAGEMENT, INC.

                                   ARTICLE ONE

     The name of the Corporation is T.C. Management, Inc.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 consisting of 1,000 shares of common stock, $1.00 par value.

                                  ARTICLE FIVE

     The name and mailing address of the person who is to serve as the initial Board of Directors and until his successor is elected and qualified is as follows:

      Name                 Address
---------------   ------------------------
Richard Cervera   262 Losoya, Suite 330
                  San Antonio, Texas 78205

     The number of directors constituting the Board of Directors, the term and manner of election thereof, the provisions for removal thereof and the manner of expanding or filling vacancies upon the Board of Directors shall be fixed by, or in the manner provided in the Bylaws of the Corporation, as amended from time to time.

                                   ARTICLE SIX

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE SEVEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of

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Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE EIGHT

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

     The Corporation shall indemnify each director and officer of the Corporation who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145. In addition, the Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section. The Corporation shall promptly make or cause to be made any determination which
Section 145 requires.

                                   ARTICLE TEN

     The name and mailing address of the incorporator is:

          Kim E. Ramsey
          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          1500 NationsBank Plaza
          300 Convent Street
          San Antonio, Texas 78205

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     The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 26th day of October, 1993.


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                                        Incorporator

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